SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2002

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 487-8000

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

         On June 18, 2002, Brocade Communications Systems, Inc. (the “Company”) dismissed its independent accountants, Arthur Andersen LLP (“AA”), and on June 18, 2002 engaged the services of KPMG LLP (“KPMG”) as its new independent accountants for its current fiscal year, ending October 26, 2002. The Audit Committee of the Company’s Board of Directors (the “Board”) recommended, and the Board approved, the dismissal of AA and the appointment of KPMG.

         During the two most recent fiscal years of the Company ended October 27, 2001 and October 28, 2000, respectively, and the subsequent interim periods through June 18, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA’s satisfaction, would have caused AA to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

         The audit reports of AA on the consolidated financial statements of the Company as of and for the fiscal years ended October 27, 2001 and October 28, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years of the Company ended October 27, 2001 and October 28, 2000 and through the date of this current report, we did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

         The Company has provided a copy of the above disclosures to Arthur Andersen LLP and has requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating its agreement with the above statements. A copy of such letter, when received, will be filed as an appendix to this Form 8-K.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC. A Delaware Corporation

Dated: June 20, 2002	By:	/s/ Antonio Canova

Antonio Canova Vice President, Finance and Chief Financial Officer